EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 11, 2002 relating to the financial statements, which appears in the Roper Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2002. We also consent to the incorporation by reference of our report dated December 11, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
June 4, 2003